UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

Daktronics, Inc.

(Exact Name of Registrant as Specified in its Charter)

South Dakota	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Daktronics Drive

Brookings, SD 57006

(Address of Principal Executive Offices, and Zip Code)

(605) 692-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Cooperation Agreement

On March 3, 2025 (the “Effective Date”), Daktronics, Inc. (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Alta Fox Capital Management, LLC, Alta Fox Opportunities Fund, LP, Alta Fox GenPar, LP, Alta Fox Equity, LLC and P. Connor Haley (collectively with their affiliates and associates, “Alta Fox”).

Pursuant to the Cooperation Agreement, the Company has agreed to: (i) increase the size of the Board by one seat; (ii) appoint Peter Feigin (the “New Director”) to the Company’s board of directors (the “Board”) with a term expiring at the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”); and (iii) appoint the New Director to the Transformation Committee of the Board (the “Transformation Committee”).

Pursuant to the Cooperation Agreement, Alta Fox has agreed to cease its solicitation in connection with the Company’s 2025 special meeting of shareholders (the “Special Meeting”) to vote on the reincorporation of the Company from South Dakota to Delaware (the “Reincorporation”). Alta Fox has also agreed, from the Effective Date until the first day following the conclusion of the 2027 Annual Meeting (the “Standstill Period”), to vote all shares of the Company’s common stock, no par value (“Common Stock”), that it beneficially owns (i) in favor of the Reincorporation at the Special Meeting; and (ii) in accordance with the Board’s recommendations on proposals, except that Alta Fox (x) may vote in accordance with Institutional Shareholder Services Inc. and Glass, Lewis & Co. LLC if they both recommend differently from the Board (other than on proposals with respect to the election, removal, or replacement of directors or the Reincorporation) and (y) may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement).

According to the Cooperation Agreement, Alta Fox will dismiss with prejudice all claims against the Company and its directors and/or officers, including the lawsuit Alta Fox has filed in the U.S. District Court for the District of South Dakota. Alta Fox and the Company have agreed to release each other from any claims except for those arising out of the Cooperation Agreement. The Cooperation Agreement also contains certain non-disparagement provisions.

During the Standstill Period, Alta Fox has also agreed to certain customary standstill provisions prohibiting it from, among other things: (i) acquiring, in the aggregate, beneficial ownership of more than 5,973,599 shares of Common Stock, subject to limited exceptions; (ii) soliciting proxies; (iii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company; and (iv) taking actions to change or influence the Board, management, or the direction of certain Company matters.

In connection with the Cooperation Agreement, the Company has also agreed to, among other things: (i) amend the Company’s Amended and Restated Bylaws (the “Bylaws”) to require a Lead Independent Director of the Board (“Lead Independent Director”) be selected by the Independent Directors (as defined in the Cooperation Agreement) if the Chairperson of the Board is not an Independent Director; (ii) engage an independent compensation consultant by March 31, 2025; (iii) hold an investor day prior to December 31, 2025; and (iv) not re-nominate at least one of the Company’s incumbent directors at the Company’s 2025 annual meeting of shareholders.

Additionally, pursuant to the Cooperation Agreement, the Company agreed to amend that certain Rights Agreement, dated as of November 16, 2018, by and between the Company and Equiniti Trust Company, LLC (the “Rights Agent”), as amended on November 19, 2021 and November 19, 2024 (as amended, the “Rights Agreement”), such that the Final Expiration Date (as defined in the Rights Agreement) will occur as promptly as practicable following the Effective Date.

As of the Effective Date, Alta Fox owned approximately 5,973,599 shares of Common Stock and, in addition to the Cooperation Agreement, is, directly or indirectly through its affiliates, a party to the Convertible Note and the other Notes Related Agreements (as defined in the Cooperation Agreement) entered into with the Company on May 11, 2023.

The foregoing description of the material terms of the Cooperation Agreement in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Third Amendment to Rights Agreement

On March 3, 2025, the Company and the Rights Agent entered into the Third Amendment to Rights Agreement (the “Third Amendment”). The Third Amendment amends the Rights Agreement by accelerating the Final Expiration Date of the Company’s Series A Junior Participating Preferred Stock purchase rights (the “Rights”) from the Close of Business (as defined in the Rights Agreement) on November 19, 2025 to the Close of Business on March 3, 2025. As a result of the Third Amendment, effective as of the Close of Business on March 3, 2025, all of the Rights, which were previously distributed to holders of Common Stock pursuant to the Rights Agreement, have expired and cease to be outstanding.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 4.4 to this Report and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information regarding the Third Amendment set forth in Item 1.01 of this Report is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, the Board appointed Peter Feigin to serve as a member of the Board, effective March 5, 2025, with a term expiring at the 2027 Annual Meeting. Mr. Feigin will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board, which compensation arrangements are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on August 5, 2024, as adjusted by the Board from time to time.

Concurrently with his appointment to the Board, Mr. Feigin was also appointed to the Transformation Committee.

The Board also increased the size of the Board from eight to nine directors, and Mr. Feigin filled the newly created vacancy resulting from the increase in the size of the Board.

There are no family relationships between Mr. Feigin and any previous or current officers or directors of the Company, and Mr. Feigin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except for the Cooperation Agreement described in Item 1.01 above, there is no arrangement or understanding between Mr. Feigin and any other persons or entities pursuant to which Mr. Feigin was appointed as a director of the Company.

The information set forth in Item 1.01 of this Report is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Cooperation Agreement, effective March 3, 2025, the Board approved and adopted the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws codify the Company’s existing practice, as contemplated by the Company’s Board of Directors Corporate Governance Guidelines, by amending the Bylaws to require the directors to select a Lead Independent Director in the event that the Chairperson of the Board is not an Independent Director.

The information regarding the Amended Bylaws set forth in Item 1.01 of this Report is incorporated into this Item 5.03 by reference.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Report and incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement and the appointment of Mr. Feigin to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or any other document filed under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Daktronics, Inc., dated as of March 3, 2025.

4.1	Rights Agreement, dated as of November 16, 2018, by and between Daktronics, Inc. and Equiniti Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Daktronics, Inc. filed on November 16, 2018).

4.2	First Amendment to Rights Agreement, dated as of November 19, 2021, by and between Daktronics, Inc. and Equiniti Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Daktronics, Inc. filed on November 19, 2021).

4.3	Second Amendment to Rights Agreement, dated as of November 19, 2024, by and between Daktronics, Inc. and Equiniti Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Daktronics, Inc. filed on November 20, 2024).

4.4	Third Amendment to Rights Agreement, dated as of March 3, 2025, by and between Daktronics, Inc. and Equiniti Trust Company, LLC, as Rights Agent.

10.1	Cooperation Agreement, dated as of March 3, 2025, by and between Daktronics, Inc. and Alta Fox Capital Management, LLC, Alta Fox Opportunities Fund, LP, Alta Fox GenPar, LP, Alta Fox Equity, LLC and P. Connor Haley.

99.1	Press Release, dated March 3, 2025, issued by Daktronics, Inc.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: March 3, 2025

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